UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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AILERON THERAPEUTICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AILERON THERAPEUTICS, INC.

281 Albany Street

Cambridge, Massachusetts 02139

(617) 995-0900

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 21, 2018

Dear Stockholders:

You are cordially invited to attend the 2018 annual meeting of stockholders of Aileron Therapeutics, Inc. to be held on Thursday, June 21, 2018 at 10:00 a.m., Eastern Daylight Time, at the law offices of Wilmer Cutler Pickering Hale and Dorr LLP located at 60 State Street, Boston, MA 02109. At the annual meeting, stockholders will consider and vote on the following matters:

1.	The election of three Class I directors, each to serve for a three-year term expiring at the 2021 annual meeting of stockholders and until his or her successor has been duly elected and qualified;
2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and
3.	The transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 23, 2018 will be entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet expedites stockholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of our annual meeting.

We encourage all stockholders to attend the annual meeting in person. However, whether or not you plan to attend the annual meeting in person, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. Please review the instructions on each of your voting options described in the proxy statement.

Thank you for your ongoing support and continued interest in Aileron Therapeutics.

By Order of the Board of Directors,

Joseph A. Yanchik III

President and Chief Executive Officer

Cambridge, Massachusetts

April 30, 2018

Important Notice Regarding Internet Availability of Proxy Materials: The attached proxy statement and our 2017 annual report to stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, are available at www.envisionreports.com. These documents are also available to any stockholder who wishes to receive a paper copy by calling (866) 641-4276, by emailing investorvote@computershare.com with “Proxy Materials Aileron Therapeutics, Inc.” in the subject line, or by submitting a request over the Internet at www.envisionreports.com/ALRN.

281 Albany Street

Cambridge, Massachusetts 02139

(617) 995-0900

PROXY STATEMENT

2018 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 21, 2018

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Aileron Therapeutics, Inc. for use at the annual meeting of stockholders to be held on Thursday, June 21, 2018 at 10:00 a.m., Eastern Daylight Time, at the law offices of Wilmer Cutler Pickering Hale and Dorr LLP located at 60 State Street, Boston, MA 02109, and at any adjournment thereof. Except where the context otherwise requires, references to “Aileron Therapeutics,” “the Company,” “we,” “us,” “our” and similar terms refer to Aileron Therapeutics, Inc.

This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote. All properly submitted proxies will be voted in accordance with the instructions contained in those proxies.

Instead of mailing a paper copy of our proxy materials to all of our stockholders, we are providing access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or Notice, instead of a paper copy of this proxy statement and our annual report for the fiscal year ended December 31, 2017, or the 2017 annual report. We sent the Notice on or about April 23, 2018, and it contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how each of our stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2017 annual report, and a form of proxy card.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 21, 2018:

This proxy statement and our 2017 annual report are

available for viewing, printing and downloading at http://www.envisionreports.com/ALRN.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Aileron Therapeutics, Inc., 281 Albany Street, Cambridge, MA 02139 or by calling (866) 641-4276, by emailing investorvote@computershare.com with “Proxy Materials Aileron Therapeutics, Inc.” in the subject line, or by submitting a request over the Internet at www.envisionreports.com/ALRN. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are also available on the SEC’s website at www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q.	Why did I receive these proxy materials?
A.

Our board of directors has made these materials available to you in connection with the solicitation of proxies for use at our 2018 annual meeting of stockholders to be held at the law offices of Wilmer Cutler Pickering Hale and Dorr LLP located at 60 State Street, Boston, MA 02109 on Thursday, June 21, 2018 at 10:00 a.m., Eastern Daylight Time. As a holder of common stock, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission, or SEC, rules and is designed to assist you in voting your shares.

Q.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A.

In accordance with SEC rules, we may furnish proxy materials, including this proxy statement and our 2017 annual report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the notice. The proxy materials, including this proxy statement, a proxy card and our 2017 annual report are available for viewing, printing and downloading on the Internet at http://www.envisionreports.com/ALRN.

Q.	What is the purpose of the annual meeting?
A.	At the annual meeting, stockholders will consider and vote on the following matters:
1.	The election of three Class I directors, each to serve until the 2021 annual meeting of stockholders and until his or her successor has been duly elected and qualified (Proposal 1);
2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 2); and
3.	The transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

Q.	Who can vote at the annual meeting?

A.

To be entitled to vote, you must have been a stockholder of record at the close of business on April 23, 2018, the record date for our annual meeting. There were 14,737,402 shares of our common stock outstanding and entitled to vote at the annual meeting as of the record date.

Q.	How many votes do I have?

A.	Each share of our common stock that you own as of the record date will entitle you to one vote on each matter considered at the annual meeting.

Q.	How do I vote?

A.

If you are the “record holder” of your share, meaning that your shares are registered in your name in the records of our transfer agent, Computershare Trust Company, N.A., you may vote your shares at the meeting in person or by proxy as follows:

1.

Over the Internet: To vote over the Internet, please go to the following website: www.envisionreports.com/ALRN, and follow the instructions at that site for submitting your proxy electronically. If you vote over the Internet, you do not need to complete and mail your proxy card or vote your proxy by telephone. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. You must submit your Internet proxy before 11:59 p.m., Eastern Daylight Time, on June 20, 2018, the day before the annual meeting, for your proxy to be valid and your vote to count.

2.

By Telephone: To vote by telephone, please call (800) 652-VOTE (8683), and follow the instructions provided in the Notice and on the proxy card. If you vote by telephone, you do not need to complete and mail your proxy card or vote your proxy over the Internet. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. You must submit your telephonic proxy before 11:59 p.m., Eastern Daylight Time, on June 20, 2018, the day before the annual meeting, for your proxy to be valid and your vote to count.

3.

By Mail: To vote by mail, you must request printed copies of the proxy materials and mark, sign and date the proxy card and then mail the proxy card in accordance with the instructions on the proxy card. If you vote by mail, you do not need to vote your proxy over the Internet or by telephone. Computershare Trust Company, N.A. must receive the proxy card not later than June 20, 2018, the day before the annual meeting, for your proxy to be valid and your vote to count. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our board of directors.

4.	In Person at the Meeting: If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.

If your shares are held in “street name,” meaning they are held for your account by an intermediary, such as a broker, then you are deemed to be the beneficial owner of your shares and the broker that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the broker that holds your shares. In order to vote your shares, you will need to follow the instructions that your broker provides you. Many brokers solicit voting instructions over the Internet or by telephone.

If you do not give instructions to your broker, your broker will still be able to vote your shares with respect to certain “discretionary” items. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 2) is considered a discretionary item. Accordingly, your broker may vote your shares in its discretion with respect to that matter even if you do not give voting instructions on Proposal 2.

However, under applicable stock exchange rules that regulate voting by registered brokerage firms, the election of the Class I directors (Proposal 1) is not considered to be a discretionary item. Accordingly, if you do not give your broker voting instructions on Proposal 1, your broker may not vote your shares with respect to this matter and your shares will be counted as “broker non-votes” with respect to the proposal. Broker non-votes occur when your broker or other nominee submits a proxy for your shares (because the broker or other nominee has received instructions from you on one or more proposals, but not all proposals, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote for a particular proposal because the broker or other nominee either does not have the authority to vote on that proposal and has not received voting instructions from you or has discretionary authority but chooses not to exercise it.

Regardless of whether your shares are held in street name, you are welcome to attend the meeting. You may not vote shares held in street name in person at the meeting, however, unless you obtain a legal proxy, executed in your favor, from the holder of record (i.e., your broker). A legal proxy is not the form of proxy included with this proxy statement.

Q.	Can I change my vote?

A.

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the vote is taken at the annual meeting. To do so, you must do one of the following:

1.	Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.

2.	Sign and return a new proxy card. Only your latest dated and timely received proxy card will be counted.
3.

Attend the annual meeting and vote in person as instructed above. Attending the annual meeting will not alone revoke your Internet vote, telephone vote or proxy card submitted by mail, as the case may be.

4.	Give our corporate secretary written notice before or at the meeting that you want to revoke your proxy.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker or other nominee. You may also vote in person at the annual meeting if you obtain a legal proxy as described in the answer above.

Q.	How many shares must be represented to have a quorum and hold the annual meeting?

A.

A majority of our shares of common stock outstanding at the record date must be present in person or represented by proxy to hold the annual meeting. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy card by mail or that are represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present any shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present any shares counted as broker non-votes, for the purpose of establishing a quorum. If a quorum is not present, we expect to adjourn the annual meeting until we obtain a quorum.

Q.	What vote is required to approve each matter and how are votes counted?

A.	Proposal 1—Election of Class I Directors

A nominee will be elected as a director at the annual meeting if the nominee receives a plurality of the votes cast by stockholders entitled to vote at the meeting.

Proposal 2—Ratification of the Appointment of Independent Registered Public Accounting Firm

The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ended December 31, 2018.

Shares that abstain from voting and “broker non-votes” with respect to a matter will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on Proposal 1 or Proposal 2.

Q.	Who will count the vote?

A.	The votes will be counted, tabulated and certified by Computershare Trust Company, N.A.

Q.	How does the board of directors recommend that I vote on the proposals?

A.	Our board of directors recommends that you vote:

FOR the election of the three nominees to serve as Class I directors, each to serve until the 2021 annual meeting of stockholders and until his or her successor has been duly elected and qualified; and

FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Q.	Are there other matters to be voted on at the annual meeting?

A.

We do not know of any matters that may come before the annual meeting other than the election of our Class I directors and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. If any other matters are properly presented at the annual meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q.	Where can I find the voting results?

A.

We plan to announce preliminary voting results at the annual meeting and will report final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the date of our annual meeting.

Q.	What are the costs of soliciting these proxies?

A.

We will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile, and in person without additional compensation. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We may remain an emerging growth company until December 31, 2022, or until such earlier time as we have more than $1.07 billion in annual revenue, the market value of our stock held by non-affiliates is more than $700 million or we issue more than $1 billion of non-convertible debt over a three-year period. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

MATTERS TO BE VOTED ON

Proposal 1: Election of Directors

Our certificate of incorporation provides for a classified board of directors. This means our board of directors is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of the stockholders.

Our board of directors currently consists of eight members, divided into three classes as follows:

•	Class I is comprised of Jeffrey A. Bailey, John H. McArthur, D.B.A., and Jodie P. Morrison, each with a term ending at the 2018 annual meeting of stockholders;
•	Class II is comprised of Scott B. Kapnick, Armen B. Shanafelt, Ph.D., and Caleb Winder, each with a term ending at the 2019 annual meeting of stockholders; and
•	Class III is comprised of Reinhard Ambros, Ph.D. and Joseph A. Yanchik III, each with a term ending at the 2020 annual meeting of stockholders.

At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Our board of directors, on the recommendation of our nominating and corporate governance committee, has set the number of directors at eight and nominated Jeffrey A. Bailey, John H. McArthur, D.B.A., and Jodie P. Morrison for re-election as Class I directors, each with a term ending at the 2021 annual meeting of stockholders.

Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of each of the Class I nominees identified above to a three-year term ending at the 2021 annual meeting of stockholders, each such nominee to hold office until his successor has been duly elected and qualified. Each of the nominees has indicated a willingness to continue to serve as director, if elected. In the event that any nominee should be unable to serve, discretionary authority is reserved for the named proxy holders to vote for a substitute, or to reduce the number of directors to be elected, or both.

A nominee will be elected as a director at the annual meeting if the nominee receives a plurality of the votes cast by stockholders entitled to vote at the meeting.

Nominees for Election as Class I Directors

Set forth below are the names of and certain information for each member of our board, including the nominees for election as Class I directors, as of April 23, 2018. The information presented includes each director’s and nominee’s principal occupation and business experience for the past five years, and the names of other public companies of which he or she has served as a director during the past five years. The information presented below regarding the specific experience, qualifications, attributes and skills of each director and nominee led our nominating and corporate governance committee and our board of directors to conclude that he or she should serve as a director. In addition, we believe that all of our directors and nominees possess the attributes or characteristics described in “Corporate Governance Matters—Director Nomination Process” that the nominating and corporate governance committee expects of each director. There are no family relationships among any of our directors, nominees for director, or executive officers.

Jeffrey A. Bailey has served as chair of our board of directors and as a member of our board of directors since March 2018. Since January 2018, Mr. Bailey has served as chief executive officer and director of IlluminOss Medical, Inc., a medical device company. From December 2015 until March 2017, Mr. Bailey served as chairman and chief executive officer of Neurovance, Inc., a biotechnology firm acquired by Otsuka Pharmaceutical in 2017. Previously, from January 2013 through June 2015, Mr. Bailey served as president and chief executive officer and as a director of Lantheus Medical Imaging, Inc., a public medical diagnostic company. Prior to 2013, Mr. Bailey held various leadership positions with several public and private pharmaceutical and medical device companies, including operating unit president at Novartis Pharmaceuticals, a multinational pharmaceutical company, and a 22-year career with Johnson & Johnson, multinational medical devices, pharmaceutical and consumer packaged goods manufacturing company (including Janssen Pharmaceutica NV). Mr. Bailey has also served as a director of Madison

Vaccines, Inc., a biopharmaceutical company, since October 2017. Mr. Bailey received a B.S. from Rutgers University. We believe Mr. Bailey is qualified to serve on our board of directors due to his extensive management experience in the life sciences industry and his experience on corporate boards of companies in the life sciences industry.

John H. McArthur, D.B.A. has served as a member of our board of directors since April 2011. Since 1995, Dr. McArthur has served as the George F. Baker professor of business administration emeritus and dean emeritus at Harvard Business School. From 1980 until 1995, he served as dean of the faculty at Harvard Business School. Prior to that, Dr. McArthur was a member of the faculty at Harvard Business School since 1962. Since 1999, Dr. McArthur has served as a member of the board of directors of Koç Holding, A.S., a multinational industrial conglomerate. From 1995 to 2005, Dr. McArthur served as senior advisor to the president of The World Bank. Dr. McArthur formerly served as chair of Brigham and Women’s Hospital. He received a B.C. from the University of British Columbia and an M.B.A. and D.B.A from Harvard Business School. We believe Dr. McArthur is qualified to serve on our board of directors due to his extensive experience on multinational corporate boards and understanding of and expertise in business management and corporate governance.

Jodie P. Morrison has served as a member of our board of directors since June 2017. From September 2017 until November 2017, Ms. Morrison served as president and chief executive officer of eGenesis, Inc., a private life sciences company. Since May 2017, Ms. Morrison has provided independent consulting services to venture capital, biotechnology and pharmaceutical companies. Previously, Ms. Morrison served as the president and chief executive officer of Tokai Pharmaceuticals, Inc, now Novus Therapeutics, Inc., or Novus, a biopharmaceutical company, from March 2013 until May 2017. From December 2006 until March 2013, Ms. Morrison held other senior positions with Novus, including chief operating officer, head of clinical affairs and program operations and vice president of clinical affairs and program operations. Prior to joining Novus, Ms. Morrison served as director of clinical operations and medical affairs at Dyax Corporation, or Dyax. Prior to joining Dyax, Ms. Morrison held clinical management positions at both Curis, Inc. and at Diacrin, Inc. Ms. Morrison has served as a member of the board of directors of Keryx Biopharmaceuticals, Inc., a commercial stage biopharmaceutical company, since June 2016 and Novus since March 2013. Ms. Morrison received a B.A. in neuroscience from Mount Holyoke College, her clinical research certification from the Boston University School of Medicine and her business training through the Greater Boston Executive Program at the MIT Sloan School of Management. We believe Ms. Morrison is qualified to serve on our board of directors due to her extensive management experience in the life sciences industry and her experience on corporate boards of public companies.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF Jeffrey A. Bailey, John H. McArthur, D.B.A., and Jodie P. Morrison TO SERVE AS CLASS I DIRECTORS.

Directors Continuing in Office

Set forth below are the names of and certain information for each member of our board continuing in office after the annual meeting, as of April 23, 2018.

Class II Directors (Term Expires at 2019 Annual Meeting)

Scott B. Kapnick has served as a member of our board of directors since April 2011 and served as chair of our board of directors from November 2013 until March 2018. Mr. Kapnick has served as chief executive officer of HPS Investment Partners, LLC, a global investment platform with a focus on non-investment grade credit, since 2007 when he founded the firm. From July 2013 to March 2016, Mr. Kapnick also served as chief executive officer of Highbridge Capital Management, LLC, a global alternative investment management organization. Before joining Highbridge, Mr. Kapnick spent twenty-one years at Goldman Sachs, a global investment banking, securities and investment management firm, including serving as a management committee member, partner and co-head of global investment banking at Goldman Sachs from 2001 to 2006 and as co-chief executive officer of Goldman Sachs International from 2005 to 2006. Mr. Kapnick is a member of the Council on Foreign Relations. Mr. Kapnick received a B.A. from Williams College and holds a combined J.D./M.B.A. from the University of Chicago. We believe Mr. Kapnick is qualified to serve on our board of directors due to his extensive investment and financial experience.

Armen B. Shanafelt, Ph.D. has served as a member of our board of directors since November 2013. Since April 2009, he has served as a partner at Lilly Ventures, one of the venture capital arms of Eli Lilly and Company, a global pharmaceutical company. Prior to joining Lilly Ventures, Dr. Shanafelt served as the chief scientific officer of the biotechnology division at Eli Lilly and Company. Prior to joining Eli Lilly, he was a research fellow and director of research at Roche Diagnostics Corporation, a global diagnostics company, and held several leadership positions in the biotechnology division at Bayer Corporation, a multinational chemical and healthcare corporation. Dr. Shanafelt currently serves on the board of directors of three public biopharmaceutical companies, Aeglea BioTherapeutics, Inc., Protagonist Therapeutics, Inc. and Surface Oncology, Inc. Dr. Shanafelt received a B.S. from Pacific Lutheran University and a Ph.D. from the University of California, Berkeley. We believe Dr. Shanafelt is qualified to serve on our board of directors due to his significant background in pharmaceutical research and development and his experience in life sciences investing.

Caleb Winder has served as a member of our board of directors since December 2014. He has served as a managing director of Excel Venture Management, or Excel, a venture capital firm that focuses on life science technologies, since March 2014, served as a director of Excel from November 2010 to February 2014, and served as vice president of Excel from January 2007 to October 2010. Prior to this, Mr. Winder was a principal at Biotechonomy, a life sciences research and investment firm, where he financed and managed several entrepreneurial ventures. Mr. Winder received a B.A. from Colby College and an M.B.A. from Babson College. We believe Mr. Winder is qualified to serve on our board of directors due to his investment experience in the life sciences sector.

Class III Directors (Term Expires at 2020 Annual Meeting)

Reinhard J. Ambros, Ph.D. has served as a member of our board of directors since June 2013. From August 2005 until September 2017, Dr. Ambros served as global head of Novartis Venture Funds. He previously served as head of group strategic planning for Novartis AG, a multinational pharmaceutical company, from 2001 until 2005, and as global head of business development and licensing for cardiovascular and metabolic diseases at Novartis Pharma AG. Dr. Ambros received an M.S. from the University of Regensburg, Germany, and a Ph.D. in medicinal chemistry and pharmacology from the University of Regensburg, Germany. We believe Dr. Ambros is qualified to serve on our board of directors due to his management experience in the biotechnology sector and his service on other boards of directors.

Joseph A. Yanchik III has served as our president and chief executive officer and as a member of our board of directors since January 2006. From June 2005 until September 2006, Mr. Yanchik served as a venture partner at Apple Tree Partners, a life sciences investment firm, and from June 2005 until March 2008, he served as chief executive officer of Tokai Pharmaceuticals, Inc., a biopharmaceutical company focused on prostate cancer treatment. Mr. Yanchik served on the board of directors of Tokai from 2005 until 2017. Previously, Mr. Yanchik served as vice president of corporate development at Mendel Biotechnology, Inc., an agricultural biotechnology company, and was a founder and chief business officer of Poetic Genetics, Inc., a gene therapy company. Prior to that, Mr. Yanchik specialized in corporate and securities law at Cahill Gordon & Reindel and Venture Law Group. Mr. Yanchik received a B.B.A. from Loyola College and a J.D. from the Villanova University School of Law. We believe Mr. Yanchik is qualified to serve on our board of directors due to his service as our president and chief executive officer and his extensive knowledge of our company and industry.

The information presented above regarding the specific experience, qualifications, attributes and skills of each director and nominee led our nominating and corporate governance committee and our board of directors to conclude that he or she should serve as a director. In addition, we believe that all of our directors and nominees possess the attributes or characteristics described in “Corporate Governance Matters—Director Nomination Process” that the nominating and corporate governance committee expects of each director. There are no family relationships among any of our directors, nominees for director, or executive officers.

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

Our audit committee has appointed the firm of PricewaterhouseCoopers LLP, or PricewaterhouseCoopers, an independent registered public accounting firm, as independent auditors for the fiscal year ending December 31, 2018. Although stockholder approval of our audit committee’s appointment of PricewaterhouseCoopers is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the annual meeting, our audit committee will reconsider its appointment of PricewaterhouseCoopers. PricewaterhouseCoopers has no direct or indirect material financial interest in our company or our subsidiaries. Representatives of PricewaterhouseCoopers are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Audit Fees and Services

PricewaterhouseCoopers was our independent registered public accounting firm for the years ended December 31, 2017 and December 31, 2016. The following table summarizes the fees of PricewaterhouseCoopers billed to us for each of the last two fiscal years. All such services and fees were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.

Fee Category	2017	2016
Audit Fees (1)	$1,030,000	$393,000
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—
Total Fees	$1,030,000	$393,000

(1)

“Audit Fees” consist of fees for the audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, services in connection with our initial public offering that was completed in July 2017 and other professional services provided in connection with regulatory filings or engagements.

(2)

“Audit-Related Fees” consist of fees billed by PricewaterhouseCoopers for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. There were no such fees incurred in 2017 or 2016.

(3)	“Tax Fees” consist of fees for professional services, including tax consulting and compliance performed by PricewaterhouseCoopers. There were no such fees incurred in 2017 or 2016.
(4)	“All Other Fees” consist of database subscription fees paid to PricewaterhouseCoopers. There were no such fees incurred in 2017 or 2016.

Pre-Approval Policies and Procedures

Our audit committee has adopted procedures requiring the pre-approval of all non-audit services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the audit committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The audit committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management. Our audit committee has delegated authority to the committee chair to pre-approve any audit or non-audit service to be provided to us by our independent registered public accounting firm provided that the fees for such services do not exceed $100,000. Any approval of services by the committee chair pursuant to this delegated authority must be reported to the audit committee at the next meeting of the committee.

The standard applied by the audit committee, or the chair of the audit committee, in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PricewaterhouseCoopers AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Election of Directors

Our board of directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently three Class I directors (Jeffrey A. Bailey, John H. McArthur, D.B.A. and Jodie P. Morrison), whose terms expire at this annual meeting of stockholders; three Class II directors (Scott B. Kapnick, Armen B. Shanafelt, Ph.D. and Caleb Winder), whose terms expire at the 2019 annual meeting of stockholders; and two Class III directors (Reinhard J. Ambros, Ph.D. and Joseph A. Yanchik III), whose terms expire at the 2020 annual meeting of stockholders (in all cases until his or her successor has been duly elected and qualified).

Name	Age	Position(s)
Class I Director Nominees
Jeffrey A. Bailey	56	Chair of the Board of Directors
John H. McArthur, D.B.A. (1)	84	Director
Jodie P. Morrison (1)(2)	42	Director
Class II Directors
Scott B. Kapnick	59	Director
Armen B. Shanafelt, Ph.D. (2)(3)	59	Director
Caleb Winder (1)	46	Director
Class III Directors
Reinhard J. Ambros, Ph.D. (2)	62	Director
Joseph A. Yanchik III	54	President and Chief Executive Officer, Director

(1)	Member of audit committee.
(2)	Member of compensation committee.
(3)	Member of nominating and corporate governance committee.

Corporate Governance Matters

Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that our board of directors has adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the “Investors & Media—Corporate Governance” section of our website, which is located at www.aileronrx.com. Alternatively, you can request a copy of any of these documents by writing us at Aileron Therapeutics, Inc., 281 Albany Street, Cambridge, MA 02139, Attention: Chief Financial Officer.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which provide a framework for the conduct of our board of directors’ business, provide that:

•	the principal responsibility of our board of directors is to oversee our management;
•	a majority of the members of the board of directors must be independent directors, unless otherwise permitted by Nasdaq rules;
•	the independent directors meet at least twice a year in executive session;
•	directors have full and free access to management and, as necessary and appropriate, independent advisors;
•	our nominating and corporate governance committee will oversee an annual self-evaluation of the board to determine whether it and its committees are functioning effectively; and
•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis.

Board Leadership Structure

Our corporate governance guidelines provide that the nominating and corporate governance committee shall periodically assess the board of directors’ leadership structure, including whether the offices of chief executive officer and chair of the board of directors should be separate. Our guidelines provide the board of directors with flexibility to determine whether the two roles should be combined or separated based upon our needs and the board of directors’ assessment of its leadership from time to time. We currently separate the roles of chief executive officer and chair of the board of directors. Separating the duties of the chair of the board from the duties of the chief executive officer allows our chief executive officer to focus on our day-to-day business, while allowing the chair of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Specifically, the chair of our board of directors presides over meetings of the board of directors, facilitates communications between management and the board of directors and assists with other corporate governance matters.

Because Mr. Bailey, the chair of our board of directors is not independent within the meaning of the Nasdaq listing rules, our board of directors appointed Dr. Ambros, who is an independent director within the meaning of Nasdaq list rules, as an independent Lead Director in March 2018. Dr. Ambros’ duties as Lead Director include the following:

•	chairing any meeting of the independent directors in executive session;
•	meeting with any director who is not adequately performing his or her duties as a member of the board or any committee;
•

facilitating communications between other members of the board and the chair of our board and/or the chief executive officer; however, each director is free to communicate directly with the chair of the board and with the chief executive officer;

•

monitoring, with the assistance of our legal advisors, communications from stockholders and other interested parties and provide copies or summaries to the other directors as he or she considers appropriate;

•	working with the chair of our board in the preparation of the agenda for each board meeting and in determining the need for special meetings of the board; and
•	consulting with the chair of the board of directors and/or the chief executive officer on matters relating to corporate governance and board performance.

Our board of directors believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors.

Our board of directors has three standing committees that currently consist of, and are chaired by, independent directors. Our board of directors delegates substantial responsibilities to the committees, which then report their activities and actions back to the full board of directors. We believe that the independent committees of our board of directors and their chairpersons promote effective independent governance. We believe this structure represents an appropriate allocation of roles and responsibilities for our company at this time because it strikes an effective balance between management and independent leadership participation in our board of director proceedings.

Board Determination of Independence

Applicable Nasdaq Stock Market, or Nasdaq, rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In April 2018, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Jeffrey A. Bailey and Joseph A. Yanchik III, is an “independent director” as defined under applicable Nasdaq rules, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Mr. Bailey is not an independent director under these rules because he has a family member who is a current partner of our outside auditor. Mr. Yanchik is not an independent director under these rules because he is our president and chief executive officer.

Board of Director Meetings and Attendance

Our board of directors held thirteen meetings during the year ended December 31, 2017, or fiscal 2017. During fiscal 2017, each of the directors then in office attended at least 75% of the aggregate of the number of board of director meetings held during the period which the person has been a director and the number of meetings held by all committees of the board of directors on which such director then served (during the periods that such person served). Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders.

Communicating with our Directors

Any interested party with concerns about our company may report such concerns to the board of directors, or the chairman of our board of directors, or otherwise the chairman of the nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Aileron Therapeutics, Inc.

281 Albany Street

Cambridge, MA 02139

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and discretion.

Communications may be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that may be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. We have also established a toll-free telephone number for the reporting of such activity, which is 866-869-5217.

Committees of the Board of Directors

We have established an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees operates under a charter that has been approved by our board of directors. A copy of each committee’s charter can be found under the “Investors & Media—Corporate Governance” section of our website, which is located at www.aileronrx.com.

Audit Committee

The members of our audit committee are Caleb Winder, John H. McArthur, D.B.A. and Jodie P. Morrison, and Mr. Winder is the chair of the audit committee. In fiscal 2017, our audit committee met five times. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;
•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	overseeing our internal audit function, if any;
•	discussing our risk assessment and risk management policies;
•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;
•	reviewing and approving or ratifying any related person transactions; and
•	preparing the audit committee report required by the SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our board of directors has determined that each of Mr. Winder and Dr. McArthur is an “audit committee financial expert” as defined in applicable SEC rules and that each of the members of our audit committee possesses the financial sophistication required for audit committee members under Nasdaq rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Compensation Committee

The members of our compensation committee are Reinhard J. Ambros, Ph.D., Jodie P. Morrison and Armen B. Shanafelt, Ph.D. Dr. Ambros is the chair of the compensation committee. In fiscal 2017, our compensation committee met three times. Our compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;
•	overseeing an evaluation of our senior executives;

•	reviewing and making recommendations to our board of directors with respect to our incentive-compensation and equity-based compensation plans;
•	overseeing and administering our equity-based plans;
•	reviewing and making recommendations to our board of directors with respect to director compensation;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and
•	preparing the compensation committee report if and to the extent then required by SEC rules.

We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Armen B. Shanafelt, Ph.D. and Scott B. Kapnick, and Dr. Shanafelt is the chair of the nominating and corporate governance committee. In fiscal 2017, our nominating and corporate governance committee met one time. Our nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors;

•	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;

•	developing and recommending to our board of directors corporate governance principles; and

•	overseeing an annual evaluation of our board of directors.

We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and our board of directors.

Criteria and Diversity

In considering whether to recommend to our board of directors any particular candidate for inclusion in our board of directors’ slate of recommended director nominees, including candidates recommended by stockholders, the nominating and corporate governance committee of our board of directors applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, the ability to act in the interests of all stockholders and lack of conflicts of interest.

The biographies of each Class I nominee on pages 6 to 7 indicate each nominee’s experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our board of directors to conclude he or she should continue to serve as a director. Our nominating and corporate governance committee and our board of directors believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our board of directors as a whole.

Our nominating and corporate governance committee does not have a policy (formal or informal) with respect to diversity, but believes that our board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In this regard, the nominating and corporate governance committee also takes into consideration the diversity (for example, with respect to gender, race and national origin) of our board members. The nominating and corporate governance committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

Stockholder Nominations

Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Aileron Therapeutics, Inc., Attention: Nominating and Corporate Governance Committee, 281 Albany Street, Cambridge, MA 02139. Assuming that appropriate biographical and background material has been provided on or before the dates set forth in this proxy statement under the heading “Other Matters – Stockholder Proposals for our 2018 Annual Meeting”, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or our board of directors, by following the procedures set forth under “Other Matters – Stockholder Proposals for our 2018 Annual Meeting.”

Oversight of Risk

Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our board of directors and its committees is to oversee the risk management activities of management. Our board of directors fulfills this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our board of directors oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our compensation committee oversees risk management activities relating to our compensation policies and practices; and our nominating and corporate governance committee oversees risk management activities relating to the composition of our board of directors and management succession planning. Each committee reports to the full board of directors on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full board of directors discuss particular risks.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee. None of the members of our compensation committee is, or ever has been, an officer or employee of our company.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer and principal financial officer. A copy of the code is available on the “Investors & Media—Corporate Governance” section of our website, which is located at www.aileronrx.com. Our board of directors is responsible for overseeing the code of business conduct and ethics and must approve any waivers of the code for directors, officers and employees. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

The following table sets forth the name, age as of April 23, 2018 and position of each of our executive officers.

Name	Age	Position(s)
Joseph A. Yanchik III *	54	President and Chief Executive Officer, Director
Donald V. Dougherty	59	Senior Vice President, Chief Financial Officer
Manuel C. Alves Aivado, M.D., Ph.D.	48	Senior Vice President, Chief Medical Officer
Kira A. Nelson	49	Vice President, Finance and Operations

* Mr. Yanchik is a member of our board of directors. See “Board of Directors and Corporate Governance – Election of Directors” for more information about Mr. Yanchik.

Donald V. Dougherty, CFA, CPA has served as our senior vice president, chief financial officer since June 2017. Mr. Dougherty founded Compound Capital Growth Investments, LLC, a Boston investment firm focused on biopharmaceutical and other technology sectors, and served as its president from November 1999 to June 2017. Previously, Mr. Dougherty held senior positions at Essex Investment Management, where he was a principal, portfolio manager and lead biotechnology analyst, and Putnam Investments, where he was a senior vice president and analyst in the Specialty Growth Group. Mr. Dougherty received a B.A. from Williams College and a M.B.A. from New York University.

Manuel C. Alves Aivado, M.D., Ph.D. has served as our senior vice president, chief medical officer since September 2014. From March 2012 until September 2014, Dr. Aivado served as vice president of clinical development and pharmacovigilance at Taiho Oncology, Inc., a pharmaceutical company. From October 2006 until March 2012, Dr. Aivado served as senior medical director in the clinical development group at GlaxoSmithKline, Inc., a global pharmaceutical company. In addition, Dr. Aivado was an instructor in medicine at Beth Israel Deaconess Medical Center/Harvard Medical School. Prior to his industry experience, Dr. Aivado practiced clinical medicine in Germany for ten years, during which time he was awarded the Dr. Mildred Scheel cancer research scholarship award in 2002. Dr. Aivado is a German board-certified physician for internal medicine, hematology and medical oncology, and he received an M.D. and Ph.D. from the Medical School of the University of Dusseldorf, in Germany.

Kira A. Nelson, CPA has served as our vice president, finance and operations since April 2015. From February 2013 to April 2015, Ms. Nelson served as our Director of Accounting and Finance. From March 2002 to February 2013, Ms. Nelson was a finance and accounting consultant to companies in various industries, including biotechnology, providing accounting and finance services. From 1998 to March 2002, Ms. Nelson held various positions at Omtool, Ltd., a developer of software solutions, ultimately serving as chief financial officer, secretary and treasurer. From 1997 to 1998, Ms. Nelson served as a senior financial analyst at Discreet Logic. Ms. Nelson began her career at Arthur Andersen LLP, where she became a certified public accountant. Ms. Nelson received a B.A. from the College of the Holy Cross.

Executive Compensation

This section discusses the material elements of our executive compensation policies for our “named executive officers” and the most important factors relevant to an analysis of these policies. For 2017, our “named executive officers” are Joseph A. Yanchik III our president and chief executive officer, and our two other most highly compensated executive officers, Manuel C. Aivado, M.D., Ph.D., our senior vice president, chief medical officer, and Donald V. Dougherty, our senior vice president, chief financial officer. In addition, this section provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and is intended to place in perspective the data presented in the following tables and the corresponding narrative.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers during the years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)		Total ($)
Joseph A. Yanchik III (4)	2017	471,475	252,500	2,135,917	6,192		2,866,084
President and Chief Executive Officer	2016	425,200	239,175	—	5,414		669,789
Manuel C. Alves Aivado, M.D., Ph.D.	2017	391,065	140,000	1,159,316	67,784	(5)	1,758,165
Senior Vice President, Chief Medical Officer	2016	371,000	162,313	—	72,048	(5)	605,361
Donald V. Dougherty (6)	2017	194,072	105,500	2,040,096	4,596		2,344,264
Senior Vice President, Chief Financial Officer	2016	—	—	—	—		—

(1)

The amounts reported in the “Bonus” column represent discretionary annual cash bonuses awarded to our named executive officers. Mr. Dougherty earned a $25,000 transition bonus in connection with the commencement of his employment with us as well as a pro-rated bonus based on his individual performance during fiscal year 2017. Mr. Dougherty’s employment began with us in June 2017.

(2)

The amounts reported in the “Options Awards” column reflect the aggregate grant date fair value of share-based compensation awarded during the year computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718. See Note 10 to our financial statements included in our Annual Report on Form 10-K regarding assumptions underlying the valuation of equity awards.

(3)

The amounts represent Health Savings Account, or HSA, contributions and the dollar value of group life insurance paid with respect to life insurance for the named executive officer consistent with those provided to all of our employees.

(4)	Mr. Yanchik serves as a member of our board of directors but does not receive any additional compensation for his service as a director.
(5)

In addition to the HSA contribution and the dollar value of group life insurance paid, the amounts for Dr. Aivado consist of $40,989 and $42,895 in travel expenses in fiscal 2017 and 2016, respectively, and $20,603 and $23,739 in tax gross-ups in fiscal 2017 and 2016, respectively, for the payment of taxes.

(6)	Mr. Dougherty joined us as a senior vice president, chief financial officer in June 2017.

Narrative Disclosure to Summary Compensation Table

We review compensation for our executive officers annually. The material terms of the elements of our executive compensation program for 2017 are described below.

Our compensation committee sets base salaries and bonuses and grants equity incentive awards to our executive officers. In setting base salaries and bonuses and granting equity incentive awards, our compensation committee considers compensation for comparable positions in the market, the historical compensation levels of our executives, individual and corporate performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. As part of this process, Mr. Yanchik, as our president and chief executive officer, prepares performance evaluations for the other executive officers and recommends annual salary increases, annual stock option awards and cash bonuses to the compensation committee. The compensation committee conducts a performance evaluation of Mr. Yanchik. The compensation committee consults with the board of directors as to the achievement of corporate objectives that drive compensation awards.

During its annual compensation review, our compensation committee also consults with external advisors. In fiscal 2017, the compensation committee engaged Radford as its independent compensation consultant to provide comparative data on executive compensation practices in our industry and assess our executives’ compensation relative to comparable companies.

Base Salary

We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

In 2016, Mr. Yanchik’s annual base salary was $425,200. In January 2017, Mr. Yanchik’s base salary was increased to $437,950 and in July 2017, following our initial public offering, or IPO, his annual base salary was further increased to $505,000. In February 2018, as part of his annual performance review, Mr. Yanchik’s base salary was increased to $522,700 effective January 1, 2018.

In 2016, Dr. Aivado’s annual base salary was $371,000. In January 2017, Dr. Aivado’s base salary was increased to $382,130 and in July 2017, following our IPO, his annual base salary was further increased to $400,000. In February 2018, as part of his annual performance review, Dr. Aivado’s base salary was increased to $414,000 effective January 1, 2018.

Mr. Dougherty commenced employment with us in June 2017. In 2017, Mr. Dougherty’s annual base salary was $335,000 and in July 2017, following our IPO, his annual base salary was increased to $345,000. In February 2018, as part of his annual performance review, Mr. Dougherty’s base salary was increased to $357,100 effective January 1, 2018.

Cash Incentives

The compensation committee awarded annual performance-based cash bonuses to our executive officers for 2016 and 2017, for up to a specific percentage of his or her salary as a vehicle to reward achievement of value-driving milestones and recognize individual performance. Mr. Yanchik was eligible for a performance-based cash bonus of up to 50% of his salary, subject to achievement of corporate goals as determined by the compensation committee. Our other named executive officers were eligible for a performance-based cash bonus of up to 35% of such named executive officer’s base salary, subject to the achievement of corporate goals as determined by the compensation committee and subject to the achievement of individual goals as recommended by Mr. Yanchik and approved by the compensation committee. In February 2018, we made cash bonus awards of $252,500 to Mr. Yanchik, $162,613 to Dr. Aivado and $80,500 to Mr. Dougherty, based on the compensation committee’s assessment of achievement of corporate and individual goals and, in the case of Mr. Dougherty, the percentage of the year in which he was employed by us. In addition, we paid a transition bonus of $25,000 to Mr. Dougherty upon his commencement of employment with us.

Target bonuses as a percentage of annual salary for 2018 remain the same as those target bonuses as a percentage of annual salary in 2017 for each of Mr. Yanchik, Dr. Aivado and Mr. Dougherty.

Equity Incentives

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time‑based vesting feature promote executive retention because this feature incents our executive officers to remain in our employment during the vesting period, and equity grants with a performance‑based feature incents our executive officers to focus on what we see as key business goals. Accordingly, the compensation committee periodically reviews the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options.

In 2017, our board of directors granted options to purchase shares of our common stock to our executive officers, including Mr. Yanchik, Dr. Aivado and Mr. Dougherty. The board granted options to Mr. Yanchik to purchase up to 159,001 and 157,449 shares of common stock, on March 2, 2017 and July 25, 2017, respectively. These options vest in equal monthly installments through March 2, 2021 and July 25, 2021, respectively. The board granted Dr. Aivado options to purchase up to 143,906 and 57,388 shares of common stock, on March 2, 2017 and July 25, 2017, respectively. These options vest in equal monthly installments through March 2, 2021 and July 25, 2021, respectively. The board granted Mr. Dougherty options to purchase up to 140,887 and 60,331 shares of common stock, on June 28, 2017 and July 25, 2017, respectively. Mr. Dougherty’s first grant vests as to 25% of the shares on June 8, 2018, with the remaining shares vesting in equal monthly installments thereafter through June 8, 2021. Mr. Dougherty’s second grant vests in equal monthly installments through July 25, 2021.

Outstanding Equity Awards at Fiscal Year End 2017

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2017:

Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($/share)	Option Expiration Date
Joseph A. Yanchik III	150,846	(1)	—		1.30	6/25/2019
	205,834	(2)	123,500	(2)	5.47	6/18/2025
	29,812	(3)	129,189	(3)	5.77	3/2/2027
	16,400	(4)	141,049	(4)	13.00	7/25/2027
Manuel C. Alves Aivado, M.D., Ph.D.	102,206	(5)	23,586	(5)	5.07	3/10/2025
	26,982	(6)	116,924	(6)	5.77	3/2/2027
	5,977	(7)	51,411	(7)	13.00	7/25/2027
Donald V. Dougherty	—	(8)	140,887	(8)	15.00	6/28/2027
	6,284	(9)	54,047	(9)	13.00	7/25/2027

(1)

These options were granted on June 25, 2009. 5,075 shares vested immediately, 5,998 shares vest as to 3.8462% of the shares in equal monthly installments through August 1, 2011 and 139,773 shares vested as to 2.0833% of the shares in equal monthly installments through June 1, 2013.

(2)	These options were granted on June 18, 2015 and vest as to 2.0833% of the shares in equal monthly installments through June 18, 2019.
(3)	These options were granted on March 2, 2017 and vest as to 2.0833% of the shares in equal monthly installments through March 2, 2021.
(4)	These options were granted on July 25, 2017 and vest as to 2.0833% of the shares in equal monthly installments through July 25, 2021.
(5)

These options were granted on March 10, 2015 and vested as to 25% of the shares on September 1, 2015 with the remaining shares vesting in equal monthly installments of 2.0833% of the shares through September 1, 2018.

(6)	These options were granted on March 2, 2017 and vest as to 2.0833% of the shares in equal monthly installments through March 2, 2021.
(7)	These options were granted on July 25, 2017 and vest as to 2.0833% of the shares in equal monthly installments through July 25, 2021.
(8)

These options were granted on June 28, 2017 and vest as to 25% of the shares on June 8, 2018 with the remaining shares vesting in equal monthly installments of 2.0833% of the shares through June 8, 2021.

(9)	These options were granted on July 25, 2017 and vest as to 2.0833% of the shares in equal monthly installments through July 25, 2021.

Employment Agreements, Severance and Change in Control Agreements

Joseph A. Yanchik III

In March 2008, we entered into an employment agreement with Mr. Yanchik. The employment agreement establishes Mr. Yanchik’s title, his base salary, his eligibility for an annual bonus, and his eligibility for benefits made available to employees generally and also provides for certain benefits upon termination of his employment under specified conditions. Our board of directors has determined that Mr. Yanchik is eligible to receive an annual bonus of up to 50% of his base salary. Mr. Yanchik’s employment is at will.

Under the terms of the employment agreement, if Mr. Yanchik’s employment is terminated by us without cause or by Mr. Yanchik for good reason, each as defined in his employment agreement, and subject to Mr. Yanchik’s execution of a general release of potential claims against us, we have agreed to continue to pay his then-current base salary for a period of 12 months, premiums for continuation health coverage under COBRA for up to 12 months, and a performance-based bonus pro-rated based on Mr. Yanchik’s target bonus percentage and his achievement of certain milestones to be agreed upon by him and us for the calendar year in which his employment was terminated, as determined by our board in its sole discretion, and to accelerate vesting by six months of any restricted stock or stock options held by Mr. Yanchik.

In addition, if Mr. Yanchik’s employment is terminated by us without cause or by Mr. Yanchik for good reason within one year following a change of control, as defined in the stock option agreement evidencing the options granted to Mr. Yanchik in June 2015 and March 2017, these options will accelerate in full.

Manuel C. Alves Aivado

In July 2014, in connection with our appointment of Dr. Aivado as our senior vice president, chief medical officer, we entered into an employment agreement with Dr. Aivado. The employment agreement establishes Dr. Aivado’s title, his base salary, his eligibility for an annual bonus, and his eligibility for benefits made available to employees generally and also provides for certain benefits upon termination of his employment under specified conditions. Dr. Aivado was also entitled to receive a one-time transition bonus of $50,000, payable within thirty days of his commencement of employment, and reimbursement of up to $3,750 per month for travel and living accommodations in order to commute to and live in the Boston area. Dr. Aivado’s employment is at will. In March 2015, we granted Dr. Aivado options to purchase 125,792 shares of our common stock, which are subject to service-based vesting.

Under the terms of the employment agreement, if Dr. Aivado’s employment is terminated by us without cause or by Dr. Aivado for good reason, each as defined in his employment agreement, and subject to Dr. Aivado’s execution of a general release of potential claims against us, we have agreed to continue to pay his then-current base salary for a period of 12 months and premiums for continuation health coverage under COBRA for up to 12 months.

In addition, if Dr. Aivado’s employment is terminated by us without cause or by Dr. Aivado for good reason within one year following a change of control, as defined in the stock option agreement evidencing the options granted to Dr. Aivado in March 2015 and March 2017, these options will accelerate in full.

Donald V. Dougherty

In June 2017, in connection with our appointment of Mr. Dougherty as our senior vice president, chief financial officer, we entered into an employment agreement with Mr. Dougherty. The employment agreement establishes Mr. Dougherty’s title, his base salary, his eligibility for an annual bonus, and his eligibility for benefits made available to employees generally and also provides for certain benefits upon termination of his employment under specified conditions. Mr. Dougherty was also entitled to receive a one-time transition bonus of $25,000, payable within 90 days of his commencement of employment. Mr. Dougherty’s employment is at will. We agreed to grant Mr. Dougherty options to purchase 140,887 shares of our common stock, which are subject to service-based vesting at an exercise price equal to the initial public offering price of $15.00 per share.

Under the terms of the employment agreement, if Mr. Dougherty’s employment is terminated by us without cause or by Mr. Dougherty for good reason, each as defined in his employment agreement, and subject to Mr. Dougherty’s execution of a general release of potential claims against us, we have agreed to continue to pay his then-current base salary for a period of six months and premiums for continuation health coverage under COBRA for up to six months.

In addition, if Mr. Dougherty’s employment is terminated by us without cause or by Mr. Dougherty for good reason within one year of his date of hire, 25% of the shares granted in June 2017 will vest immediately upon termination.

Other Agreements

We have also entered into employee confidentiality, inventions, non-solicitation and non-competition agreements with each of our named executive officers. Under the employee confidentiality, inventions, non-solicitation and non-competition agreements, each named executive officer has agreed (1) not to compete with us during his employment and for a period of one year after the termination of his employment, (2) not to solicit our employees during his employment and for a period of two years after the termination of his employment, (3) to protect our confidential and proprietary information and (4) to assign to us related intellectual property developed during the course of his employment.

401(k) Retirement Plan

We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. In general, all of our employees are eligible to participate, beginning on the first day of the month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $18,000 in 2017, and have the amount of the reduction contributed to the 401(k) plan. Participants over the age of 50 are entitled to an additional catch-up contribution up to the statutorily prescribed limit, equal to $6,000 in 2017. Currently, we do not match employee contributions.

Limitations on Liability and Indemnification

As permitted by Delaware law, we adopted provisions in our certificate of incorporation that limit or eliminate the personal liability of our directors. Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the General Corporation Law of the State of Delaware and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty. However, these provisions do not eliminate or limit the liability of any of our directors:

•	for any breach of the director’s duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	for voting for or assenting to unlawful payments of dividends, stock repurchases or other distributions; or
•	for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the General Corporation Law of the State of Delaware.

In addition, our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We maintain a general liability insurance policy that covers specified liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we entered into indemnification agreements with each of our officers and directors. These indemnification agreements require us, among other things, to indemnify each such director or officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts, incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or officers.

Some of our non-employee directors may, through their relationships with their employers, be insured or indemnified against specified liabilities incurred in their capacities as members of our board of directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Director Compensation

Our board of directors approved a director compensation program that became effective at the closing of our IPO in July 2017. Under this program, we pay our non‑employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chair of each committee and the chair of the board of directors receive higher retainers for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, subject to proration for any portion of such quarter that the director is not serving on our board of directors, on such committee or in such position. The fees paid to non‑employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

	Base	Incremental — Chair	Incremental — Non-Chair
Board of Directors	$35,000	$30,000	—
Audit Committee	—	$22,500	$15,000
Compensation Committee	—	$15,000	$10,000
Nominating and Corporate Governance Committee	—	$11,250	$7,500

In addition, under this director compensation program, we granted the directors who were in office at the time of the closing of our IPO, and will grant to new non-employee directors upon their initial election to the board, an initial option to purchase 20,000 shares of our common stock, with an exercise price equivalent to fair market value of a share of common stock at the time of grant, which option will vest as to 33.33% of the shares on the one year anniversary of the date of grant and as to the remainder of the shares monthly thereafter until the third anniversary of the date of grant, subject to continued service, with full acceleration upon a change in control of our company. The option will have a term of 10 years.

Immediately following each annual meeting of our stockholders, we will grant to each director who has served on our board of directors for at least six months an option to purchase 10,000 shares of our common stock, with an exercise price equivalent to fair market value of a share of common stock at the time of grant, which option will vest in full on the earlier of the first anniversary of the date of grant and the date of the next annual meeting of stockholders, subject to continued service, with full acceleration upon a change in control of our company. The option will have a term of 10 years.

We also reimburse our non‑employee directors for reasonable travel and out‑of‑pocket expenses incurred in connection with attending our board of directors and committee meetings.

We do not pay any compensation to our president and chief executive officer in connection with his service on our board of directors. The compensation that we pay to our president and chief executive officer is discussed earlier in this “Executive Compensation” section.

The following table sets forth information regarding compensation earned by our non-employee directors during fiscal 2017. Jeffrey Bailey joined our board of directors in March 2018 and, therefore, did not earn any compensation during fiscal 2017.

Prior to June 2017, we did not have a director compensation program and none of our directors received any compensation for 2017 prior to such date.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Reinhard J. Ambros, Ph.D.	25,000	168,220	193,220
Brian M. Gallagher, Jr., Ph.D.(2)	—	181,620	181,620
John H. McArthur, Ph.D.	27,500	181,620	209,120
Jodie P. Morrison	30,000	181,620	211,620
Scott B. Kapnick (3)	—	—	—
Armen B. Shanafelt, Ph.D.	28,125	181,620	209,745
Caleb Winder	28,750	181,620	210,370

(1)

The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of stock‑based compensation awarded during the year computed in accordance with the provisions of ASC Topic 718. See Note 10 to our financial statements included in our Annual Report on Form 10-K regarding assumptions underlying the valuation of equity awards.

(2)

Dr. Gallagher is a former member of our board of directors and resigned in March 2018. Dr. Gallagher waived his board fees in 2017. In February 2018, Dr. Gallagher surrendered his stock option granted in June 2017.

(3)	Mr. Kapnick waived his board fees in 2017.

As of December 31, 2017, our non-employee directors held the following stock options, all of which were granted under our 2006 Equity Incentive Plan, as amended, or 2006 Plan, and our 2017 Stock Incentive Plan, or 2017 Plan:

Name	Option Awards
Reinhard J. Ambros, Ph.D.	20,000
Brian M. Gallagher, Jr., Ph.D. (1)	20,000
Scott B. Kapnick	27,951
John H. McArthur, D.B.A.	44,932
Jodie P. Morrison	20,000
Armen B. Shanafelt, Ph.D.	20,000
Caleb Winder	20,000

(1)	Dr. Gallagher is a former member of our board of directors and resigned in March 2018. In February 2018, Dr. Gallagher surrendered his stock option granted in June 2017.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table contains information about our equity compensation plans as of December 31, 2017. As of December 31, 2017, we had four equity compensation plans, each of which was approved by our stockholders: our 2006 Plan, our 2016 Plan, our 2017 Plan and our 2017 Employee Stock Purchase Plan, or 2017 ESPP.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights ($/share) (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	2,096,233	(2)	8.02	1,018,046	(3)(4)

(1)	Represents the weighted average exercise price of the 2,096,233 stock options that were outstanding as of December 31, 2017.
(2)

Consists of (i) 847,536 shares to be issued upon exercise of outstanding options under our 2006 Plan as of December 31, 2017 and (ii) 436,242 shares to be issued upon exercise of outstanding options under our 2016 Plan as of December 31, 2017 and (iii) 812,455 shares to be issued upon exercise of outstanding options under our 2017 Plan as of December 31, 2017.

(3)

Consists of (i) 868,046 shares that remained available for future issuance under our 2017 Plan as of December 31, 2017, and (ii) 150,000 shares that remained available for future issuance under our 2017 ESPP as of December 31, 2017. No shares remained available for future issuance under the 2006 Plan or the 2016 Plan as of December 31, 2017.

(4)

Our 2017 Plan has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2017 Plan to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2018 and continuing for each fiscal year until, and including, the fiscal year ending December 31, 2027, equal to the least of 1,244,816 shares of our common stock, 4% of the number of shares of our common stock outstanding on the first day of the applicable fiscal year and an amount determined by our board of directors. On January 1, 2018, 588,953 additional shares were reserved for issuance under the 2017 Plan pursuant to this provision. Our 2017 ESPP has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2017 ESPP to be added on the first day of each fiscal year, beginning on January 1, 2018 and ending on December 31, 2027, in an amount equal to the least of 622,408 shares of our common stock, 1% of the total number of shares of our common stock outstanding on the first day of the applicable fiscal year and an amount determined by our board of directors. On January 1, 2018, no additional shares were reserved for issuance under the 2017 ESPP pursuant to this provision.

STOCK OWNERSHIP AND REPORTING

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise provided below, the following table sets forth information regarding beneficial ownership of our common stock as of April 1, 2018 by:

•	each person, or group of affiliated persons, known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock;
•	each of our current directors;
•

our principal executive officer, and our two other executive officers who served during the year ended December 31, 2017, named in the Summary Compensation table, whom, collectively, we refer to as our named executive officers; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Percentage of beneficial ownership is based on 14,734,383 shares of our common stock outstanding as of April 1, 2018. In addition, shares of common stock subject to options or other rights currently exercisable, or exercisable within 60 days of April 1, 2018, are deemed outstanding and beneficially owned for the purpose of computing the percentage beneficially owned by (i) the individual holding such options, warrants or other rights (but not any other individual) and (ii) the directors and executive officers as a group. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Aileron Therapeutics, Inc., 281 Albany Street, Cambridge Massachusetts 02139.

					Total Beneficial Ownership
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	+	Common Stock Underlying Options and Other Rights Acquirable Within 60 Days	=	Shares Beneficially Owned		Percentage of Shares Beneficially Owned
5% Stockholders
Entities affiliated with Apple Tree Partners	2,305,383		—		2,305,383	(1)	15.6%
Novartis Bioventures Ltd.	2,544,182		—		2,544,182	(2)	17.3%
S.R. One, Limited	1,431,519		—		1,431,519	(3)	9.7%
Excel Medical Fund L.P.	1,016,100		—		1,016,100	(4)	6.9%
Lilly Ventures Fund I LLC	1,094,987		—		1,094,987	(5)	7.4%
Named Executive Officers and Directors
Joseph A. Yanchik III	123,796		470,161		593,957		3.9%
Manuel C. Aivado, M.D., Ph.D.	—		169,236		169,236		1.1%
Donald V. Dougherty	—		12,568		12,568		*
Jeffery A. Bailey	—		—		—		—
Scott B. Kapnick	521,049	(6)	27,951		549,000		3.7%
Reinhard J. Ambros, Ph.D.	—		—		—		—
John H. McArthur, D.B.A.	—		24,932		24,932		*
Jodie P. Morrison	—		—		—		—
Armen B. Shanafelt, Ph.D.	1,094,987	(5)	—		1,094,987		7.4%
Caleb Winder	—		—		—		—
All Executive Officers and Directors as a Group (14 persons)	1,739,832		752,058		2,491,890		16.1%

* Represents beneficial ownership of less than 1% of our outstanding stock.

(1)

Consists of (i) 1,649,586 shares of common stock held by Apple Tree Partners II, L.P. and (ii) 655,797 shares of common stock held by Apple Tree Partners II—Annex, L.P. Dr. Seth L. Harrison, a former member of our board of directors, is a principal of the general partner of each of Apple Tree Partners II, L.P. and Apple Tree

Partners II—Annex, L.P., and Dr. Harrison disclaims beneficial ownership of the shares held by each of Apple Tree Partners II, L.P. and Apple Tree Partners II—Annex, L.P., except to the extent of his pecuniary interest therein. Dr. Harrison has sole voting and investment power over the shares held by Apple Tree Partners II, L.P. and Apple Tree Partners II—Annex, L.P. The address of such stockholder is 230 Park Avenue, Suite 2800, New York, NY 10169. For information regarding Apple Tree Partners, we have relied, without independent investigation, on the Schedule 13D filed by Apple Tree Partners with the SEC on February 9, 2018.

(2)

Consists of 2,544,182 shares of common stock held by Novartis Bioventures Ltd., a Bermuda corporation. The board of directors of Novartis Bioventures Ltd. has sole voting and investment power over such shares. None of the members of its board of directors has individual voting or investment power with respect to such shares and each disclaims beneficial ownership of such shares. Dr. Reinhard J. Ambros, a member of our board of directors, was an employee of a corporation that is affiliated with Novartis Bioventures Ltd., a position from which he retired effective September 1, 2017. Dr. Ambros disclaims beneficial ownership of the shares held by Novartis Bioventures Ltd., except to the extent of his pecuniary interest arising as a result of his employment by such affiliate of Novartis Bioventures Ltd. Novartis Bioventures Ltd. is an indirectly owned subsidiary of Novartis AG. Novartis Bioventures Ltd. has an address at PO Box HM 2899, Hamilton HM LX Bermuda.

(3)

Consists of 1,431,519 shares of common stock held by S.R. One, Limited, an indirect wholly owned subsidiary of GlaxoSmithKline plc. Dr. Brian Gallagher, a former member of our board of directors, is a partner of S.R. One, Limited and disclaims beneficial ownership of the shares held by S.R. One, Limited, except to the extent of his pecuniary interest therein. S.R. One, Limited has an address at 161 Washington Street, Eight Tower Bridge, Suite 500, Conshohocken, PA 19428-2077.

(4)

Consists of 1,016,100 shares of common stock held by Excel Medical Fund, L.P. Excel Medical Ventures, LLC is the general partner of Excel Medical Fund, L.P. Steven R. Gullans, Frederick R. Blume and Juan Enriquez, the Managing Directors of Excel Medical Ventures, LLC, may be deemed to share voting and dispositive power with respect to all shares held by Excel Medical Fund, L.P. Each of the individuals and entities listed above expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. Excel Medical Fund, L.P. has an address at Prudential Tower, Suite 2825, 800 Boylston Street, Boston, MA 02199.

(5)

Consists of 1,094,987 shares of common stock held by Lilly Ventures Fund I LLC, or LVFI. LV Management Group, LLC, or LVMG, is the management company for LVFI and as such may be deemed to indirectly beneficially own the shares held by LVFI. LVMG’s voting and dispositive decisions with respect to the shares held by LVFI are made by LVMG’s management committee, which consists of S. Edward Torres, Dr. Steven E. Hall and Dr. Armen B. Shanafelt, a member of our board of directors. LVFI has an address at 115 W. Washington Street, Suite 1680 – South, Indianapolis, IN 46204.

(6)

Consists of (i) 454,383 shares of common stock held of record by Scott B. Kapnick (ii) 66,666 shares of common stock held by Jake86 LLC, for which Mr. Kapnick serves as investment manager and (iii) 27,951 shares of common stock underlying options that are exercisable as of May 31, 2018 or will become exercisable within 60 days after such date. Mr. Kapnick disclaims beneficial ownership of the shares held by Jake86 LLC, except to the extent of his indirect pecuniary interest therein.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors and officers and holders of 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and representations made by our directors and officers regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to fiscal 2017.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2017, we have engaged in the following transactions in which the amount involved exceeded $120,000 and any of our executive officers, directors, director nominees or beneficial holders of more than 5% of any class of voting securities, or any of their affiliates, had a direct or indirect material interest. We believe that all of these transactions were on terms comparable to terms that could have been obtained from unrelated third parties.

Initial Public Offering

In July 2017, we completed our IPO under which we issued and sold an aggregate of 3,750,000 shares of our common stock at a price per share of $15.00, for net proceeds of $50,008,000. Certain of our 5% stockholders and their affiliates purchased an aggregate of 1,195,373 shares of our common stock in the initial public offering. Each of those purchases was made through the underwriters at the initial public offering price. The following table sets forth the number of shares of our common stock purchased by our directors, executive officers and 5% stockholders and their affiliates and the aggregate purchase price paid for such shares.

Name	Shares of Common Stock Purchased	Aggregate Purchase Price
Novartis Bioventures Ltd.	266,667	$4,000,005
S.R. One, Limited	273,333	$4,099,995
Lilly Ventures Fund I LLC	250,000	$3,750,000
Scott B. Kapnick	225,973	$3,389,595
Roche Finance Ltd.	119,400	$1,791,000
Excel Medical Fund, L.P.	60,000	$900,000
Total	1,195,373	$17,930,595

Investors’ Rights Agreement

We are a party to an investor rights agreement, dated as of December 23, 2016, with certain stockholders who held our preferred stock prior to our IPO, including some of our directors and 5% stockholders and their affiliates and entities affiliated with our directors. The investor rights agreement provides these holders the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Indemnification Agreements

Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our officers and directors that may be broader in scope than the specific indemnification provisions contained in the Delaware General Corporation Law. See “Executive Compensation—Limitations on Liability and Indemnification” for additional information regarding these agreements.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a written related person transaction policy to set forth policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief executive officer or our chief financial officer. The policy calls for the proposed related person transaction to be reviewed and approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related-person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related-person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of such entity, that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity; (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction; (c) the amount involved in the transaction equals less than the greater of $1 million or 2% of the annual gross revenues of the other entity that is a party to the transaction; and (d) the amount involved in the transaction equals less than 2% of our annual gross revenues; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Our audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2017 and discussed them with our management and our independent registered public accounting firm, PricewaterhouseCoopers LLP.

Our audit committee has also received from, and discussed with, PricewaterhouseCoopers LLP various communications that PricewaterhouseCoopers LLP is required to provide to our audit committee, including the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees (AS 16).

In addition, PricewaterhouseCoopers LLP provided our audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the Company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017.

By the audit committee of the board of directors of Aileron Therapeutics, Inc.

Caleb Winder, Chair

John H. McArthur, D.B.A.

Jodie P. Morrison

OTHER MATTERS

As of the date of this proxy statement, we know of no matter not specifically referred to above as to which any action is expected to be taken at the annual meeting. The persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the meeting, as seems to them to be in the best interest of our company and our stockholders.

Stockholder Proposals for our 2019 Annual Meeting

Stockholder Proposals Included in Proxy Statement

In order to be considered for inclusion in our proxy statement and proxy card relating to our 2019 annual meeting of stockholders, stockholder proposals must be submitted in accordance with the procedures in Rule 14a-18 of the Exchange Act and received by us no later than December 24, 2018, which is 120 days prior to the first anniversary of the mailing date of this proxy, unless the date of the 2019 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2018 annual meeting, in which case, the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy card in accordance with regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

In addition, our by-laws establish an advance notice procedure for nominations for election to our board of directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, we must receive other proposals of stockholders (including director nominations) intended to be presented at the 2019 annual meeting of stockholders but not included in the proxy statement by March 22, 2019, but not before February 20, 2019, which is not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received no earlier than the close of business 120 calendar days prior to such annual meeting and no later than the close of business on the later of 90 days prior to such annual meeting and 10 days following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such annual meeting was first made. Stockholders are advised to review our by-laws which also specify requirements as to the form and content of a stockholder’s notice.

Any proposals, notices or information about proposed director candidates should be sent to Aileron Therapeutics, Inc., Attention: Nominating and Corporate Governance Committee, 281 Albany Street, Cambridge, MA 02139.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single notice and, if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. We will promptly deliver a separate copy of the notice and, if applicable, the proxy materials and our 2017 annual report to stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, to you if you write or call us at Aileron Therapeutics, Inc., 281 Albany Street, Cambridge, Massachusetts 02139, Attention: Chief Financial Officer, telephone: (617) 995-0900. If you would like to receive separate copies of our proxy materials and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Admission Ticket Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 20, 2018. Vote by Internet • Go to www.envisionreports.com/ALRN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message IMPORTANT ANNUAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE  PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2. 1. Election of three individuals nominated to serve as Class I directors, each for a three-year term ending at the annual meeting of stockholders to be held in 2021. For Withhold For Withhold For Withhold 01 - Jeffrey A. Bailey 02 - John H. McArthur, D.B.A. 03 - Jodie P. Morrison 2. Ratification of the appointment of PricewaterhouseCoopers LLP as Aileron’s independent registered public accounting firm for the fiscal year ending December 31, 2018. Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X + 02TZSD

2018 Annual Meeting Admission Ticket  2018 Annual Meeting of  Aileron Therapeutics, Inc. Stockholders  Thursday, June 21, 2018, 10:00 a.m. Eastern Time  Wilmer Cutler Pickering Hale and Dorr LLP  60 State Street, Boston, MA 02109  Upon arrival, please present this admission ticket  and photo identification at the registration desk.  qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE  .q  Proxy — Aileron Therapeutics, Inc.  Notice of 2018 Annual Meeting of Stockholders  Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109  Proxy Solicited by Board of Directors for Annual Meeting — June 21, 2018  Donald V. Dougherty and Joseph A. Yanchik III, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares  of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Aileron  Therapeutics, Inc. to be held on June 21, 2018 or at any postponement or adjournment thereof.  This proxy, when properly executed, will be voted as directed. If no direction is given, the Proxies will have authority to vote FOR Proposal 1 “Election of  three Class I directors”, and FOR Proposal 2 “Ratification of the appointment of PricewaterhouseCoopers LLP as Aileron’s independent registered public  accounting firm for the fiscal year ending December 31, 2018”. In their discretion, the Proxies are authorized to vote upon such other business as may  properly come before the Annual Meeting.  Attendance of the undersigned at the Annual Meeting or at any adjournment thereof will not be deemed to revoke this Proxy unless the undersigned revokes  this Proxy in writing. Unless voting by the Internet or telephone, please complete, sign and date this proxy card and return it in the enclosed postage-prepaid  envelope.  (Items to be voted appear on reverse side.)